Exhibit 99.1

Optium Corporation 200 Precision Road Horsham, PA 19044 267-803-3800 www.optium.com

Contact:
Veronica Rosa
Investor & Media Relations
267-803-3801
vrosa@optium.com

Optium Completes Acquisition of Kailight Photonics

Horsham, PA, May 17, 2007 (Prime Newswire) - Optium Corporation (NASDAQ: OPTM), a leading supplier of high performance optical subsystems for the telecom and cable TV industries, today announced that it has completed its acquisition of Kailight Photonics, Inc., a technology leader in 40Gb/s optical transmission products.

Kailight offers the industry’s most advanced 300 Pin 40Gb/s transceivers addressing both line side and client side applications.  Kailight’s proprietary 40Gb/s technology enables high performance and next generation functionality, such as integrated PMD (polarization mode dispersion) compensation and multiple modulation formats not currently available on any existing 300 Pin 40Gb/s transceivers in the market.  The acquisition will build on Optium’s broad suite of optical transport solutions and will enable Optium to provide either 40Gb/s modules or full line card solutions for 40Gb/s applications.

Kailight will continue to operate from its Nes Ziona, Israel, facility as a wholly-owned subsidiary of Optium and will be renamed Optium Israel.  Sagie Tsadka, has been named Vice President and General Manager of Optium Israel, and will continue to lead Optium Israel’s 40Gb/s growth initiatives to meet customers’ increasing demand for 40Gb/s technologies.

About Optium Corporation

Optium is a leading designer and manufacturer of high-performance optical subsystems supporting core to the edge applications for use in telecommunications and cable TV network systems.  Optium’s broad suite of optical transport solutions feature fixed or wavelength agile 10Gb/s and

40Gb/s transceivers and subsystems, 10Gb/s pluggable transceivers, CATV trunking and distribution subsystems and Optium’s next generation WSS ROADM product line.  Quoted on the NASDAQ Global Market under the symbol “OPTM,” Optium is headquartered in Horsham, PA and has offices in Sydney, Australia and Nes Ziona, Israel.  For more information, visit http://www.optium.com.

Optium Corporation Safe Harbor Statement

Certain statements made in this press release that are not based on historical information are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Optium Corporation’s business outlook. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Optium Corporation’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things:  risks associated with integrating a newly-acquired business; risks associated with changes in the demand for the Company’s products and/or aggressive competition, which may force the Company to reduce prices; risks associated with the development and acceptance of new products and product features; risks associated with the Company’s dependence on a limited number of customers for a significant percentage of its revenues; risks associated with dependence on a limited number of component suppliers and/or increased demand for components, which could lead to shortages that could disrupt or delay company shipments; risks associated with making significant investments in the expansion of the business and with increased expenditures; risks associated with the Company’s products being dependent upon the ability to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with becoming subject to defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the Company’s intellectual property rights; risks associated with the Company’s ability to retain existing personnel and recruit and retain qualified personnel; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Optium Corporation undertakes no obligation to update or revise its forward looking statements contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Optium Corporation, see the disclosure contained in Optium Corporation’s public filings with the Securities and Exchange Commission, including the risk factors included in Optium Corporation’s Quarterly Report on Form 10-Q, filed March 7, 2007.  All filings are available through the SEC’s website at www.sec.gov or from Optium Corporation’s web site at www.optium.com.